Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

SECOND QUARTER 2023 RESULTS

TALLAHASSEE, FL – July 27, 2023 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the three and six months ended June 30, 2023. The Company reported net earnings of $2,257,000, or $0.71 per basic and $0.70 per diluted share, for the three months ended June 30, 2023 compared to net earnings of $1,967,000 or $0.62 per basic and diluted share, for the three months ended June 30, 2022.  The Company reported net earnings of $4,758,000, or $1.49 per basic and $1.48 per diluted share, for the six months ended June 30, 2023 compared to net earnings of $4,208,000 or $1.34 per basic and $1.32 per diluted share, for the six months ended June 30, 2022.

“We are staying the course even as Banks face an economy that seems a bit rudderless,” said Sammie D. Dixon, Jr., Vice Chairman, President, and CEO.  “Our strength and success are rooted in our ability to orient ourselves to an ever-changing financial landscape,” he said.

“We are actively using this time as an opportunity to stay top-of-mind with clients and prospects. These connections deepen relationships with those we bank as well as the communities we serve,” he continued.  “Whether on calls, in our lobbies or during person-to-person events like our spring Client Appreciation lunches, we want our clients to feel that focus. One thing that sets us apart is our recognition that there is always another bank ready to serve our clients.  We work hard to treat everyone with humility and respect."

“Despite the headwinds facing our industry and economy, we continue to work with our clients to find solutions for their financial needs and assist them in their financial future. Our success in meeting these challenges comes from flexibility and nimbleness - the strength of our balance sheet and capital base," he said.

When asked to summarize Prime Meridian Bank’s approach in one word Dixon replied, ‘onward.’

Second Quarter 2023 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Net earnings	$2,257	$2,501	$2,642	$2,831	$1,967
Book value per share	$23.25	$22.81	$21.19	$20.20	$20.48
Earnings per share - Basic	$0.71	$0.79	$0.83	$0.90	$0.62
Earnings per share - Diluted	$0.70	$0.78	$0.83	$0.89	$0.62
Weighted-average basic shares outstanding	3,189,353	3,175,807	3,164,211	3,159,526	3,151,760
Weighted-average diluted shares outstanding	3,201,531	3,210,012	3,198,744	3,197,282	3,189,319
Return on average assets(1)	1.10%	1.23%	1.27%	1.32%	0.90%
Return on average equity(1)	12.31	14.20	16.36	17.19	12.13
Average yield on earning assets(1)	4.98	4.78	4.59	4.04	3.43
Net interest margin(1)	3.78	3.92	3.98	3.71	3.21
Efficiency ratio(2)	57.84	55.72	54.56	50.53	54.32
Nonperforming assets/total assets(3)	0.17	0.17	0.09	0.12	0.04

(1) Ratio has been annualized on a 30/360 basis.

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include loans greater than 90 days past due and nonaccrual loans.

•	Diluted earnings per share of $0.70 for the second quarter of 2023 and $1.48 for the first six months of 2023 represent growth of 12.9% and 12.1%, respectively, over 2022.
•	Return on average assets (ROAA) of 1.10% for 2Q23 represents the fourth consecutive quarter the Company's ROAA was above 1.0%.
•

Gross loans increased $23.8 million, or 4.0%, since December 31, 2022 with growth occurring in all categories, except consumer.  Gross loans are up $75.4 million over the same period last year, or 13.9%.

•	Since December 31, 2022, period-end deposit balances have decreased 3.9%, or $28.7 million, and average deposit balances have decreased 6.3%, or $47.1 million. The Company, however, opened 239 net new non-maturity deposit accounts during the second quarter of 2023 and 537 net new non-maturity deposit accounts since December 31, 2022.
•	The Bank's estimated uninsured deposits were $192.1 million, or 27% of total deposits at June 30, 2023, excluding collateralized public funds accounts.
•	At June 30, 2023, available secured and unsecured borrowing capacity was $150.4 million through various sources including the Federal Home Loan Bank of Atlanta (FHLB) and lines of credit with several banks. When combined with maximum available brokered and wholesale funding capacity of $205.3 million, off-balance sheet funding sources total $355.7 million.
•	At June 30, 2023, on balance sheet liquidity was $145.6 million, consisting of cash and cash equivalents and unpledged debt securities at fair value. Total liquidity sources of $501.3 million, or 71.3% of total deposits, represents 261% of estimated uninsured deposits at June 30, 2023.
•	Compared to the linked quarter, book value per share increased $0.44 per share, or 1.9%, to $23.25 due to strong quarterly earnings. Book value per share is up 13.5% from June 30, 2022.
•	The Company's tangible common equity ratio was 9.03% at June 30, 2023 compared to 8.23% at December 31, 2022. This is considered a non-GAAP financial measure and additional information, including a reconciliation, can be found on page 11.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 2Q'23 vs.		For the Six Months Ended
	2Q'23	1Q'23	2Q'22	1Q'23	2Q'22	June 30, 2023	June 30, 2022	% Change
Net interest income	$7,353	$7,555	$6,642	(2.7%)	10.7%	$14,908	$12,501	19.3%
Provision for credit losses	325	243	731	33.7	(55.5)	568	360	57.8
Noninterest income	463	441	504	5.0	(8.1)	904	1,022	(11.5)
Noninterest expense	4,521	4,455	3,882	1.5	16.5	8,976	7,662	17.1
Income taxes	713	797	566	(10.5)	26.0	1,510	1,293	16.8
Net earnings	$2,257	$2,501	$1,967	(9.8)%	14.7%	$4,758	$4,208	13.1%

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 2Q'23 vs.		For the Six Months Ended
	2Q'23	1Q'23	2Q'22	1Q'23	2Q'22	June 30, 2023	June 30, 2022	% Change
Interest income:
Loans	$8,570	$8,044	$6,029	6.5%	42.1%	$16,614	$11,813	40.6%
Debt securities	925	933	737	(0.9)	25.5	1,858	1,122	65.6
Other	184	222	331	(17.1)	(44.4)	406	455	(10.8)
Total interest income	9,679	9,199	7,097	5.2%	36.4%	18,878	13,390	41.0%
Interest expense:
Deposits	1,917	1,533	415	25.0%	361.9%	3,450	818	321.8%
Other borrowings	409	111	40	268.5	922.5	520	71	632.4
Total interest expense	2,326	1,644	455	41.5	411.2	3,970	889	346.6
Net interest income	$7,353	$7,555	$6,642	(2.7% )	10.7%	$14,908	$12,501	19.3%

The Company reported net interest income of $7.4 million for the second quarter of 2023, a decrease of $202,000, or 2.7%, from the linked quarter.  Higher loan yields and loan growth during the quarter were offset by higher funding costs and reduced cash balances. Average interest-earning assets increased 1.1%, or $8.2 million since the first quarter of 2023.

Comparing the three and six months ended June 30, 2023 and 2022, a change in the earning asset mix and higher yields on interest-earning assets drove the improvement in net interest income, outpacing the effect of higher funding costs.

The Company's net interest margin ("NIM") for the second quarter of 2023 was 3.78%, a decrease of 14 basis points from the linked quarter as a 20-basis point increase in the average yield on interest-earning assets was more than offset by a 48-basis point increase in the average cost of interest-bearing liabilities.  For the three and six-month periods ending June 30, 2023 and 2022, the Company's NIM improved 57 basis points and 77 basis points, respectively, to 3.78% and 3.81%. An improved earning asset mix and higher interest rates were key drivers. Current macro trends indicate that NIM will be challenged through the rest of 2023, even if Fed tightening ends, with continued pressure on funding costs. As a result, loan growth may slow in an effort to manage balance sheet constraints.

Provision for Credit Losses

The provision for credit loss expense was $325,000 for the second quarter of 2023, compared to $243,000 for the first quarter of 2023 and $731,000 for the second quarter of 2022.  For the second quarter of 2022, credit loss expense of $731,000 was attributed to loan production during the quarter.  For the first quarter of 2023, credit loss expense of $243,000 was attributed to fully reserving for one PPP loan and loan growth during the quarter.  For the second quarter of 2023, credit loss expense of $325,000 was attributed to $350,000 in net charge-off activity, and to a lesser extent, due to loan growth during the quarter. The allowance for credit losses to total loans was 0.76% at June 30, 2023 compared to 1.20% at December 31, 2022.

For the six-month period ended June 30, 2023, the provision for credit loss expense was $568,000 compared to $360,000 for the same period in 2022.

The Company adopted ASC 326 Current Expected Credit Losses "CECL" effective January 1, 2023.  The impact of adopting CECL resulted in a $2.6 million decrease to the allowance for credit losses.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 2Q'23 vs.		For the Six Months Ended
	2Q'23	1Q'23	2Q'22	1Q'23	2Q'22	June 30, 2023	June 30, 2022	% Change
Service charges and fees on deposit accounts	$84	$85	$73	(1.2)%	15.1%	$169	$141	19.9%
Debit card/ATM revenue, net	149	151	143	(1.3)	4.2	300	272	10.3
Mortgage banking revenue, net	75	54	139	38.9	(46.0)	129	304	(57.6)
Income from bank-owned life insurance	96	94	94	2.1	2.1	190	189	0.5
Other income	59	57	55	3.5	7.3	116	116	-
Total noninterest income	$463	$441	$504	5.0%	(8.1)%	$904	$1,022	(11.5)%

Noninterest income increased slightly from its linked quarter due primarily to higher mortgage banking revenue.  Comparing the three and six months ended June 30, 2023 and 2022, the decline in mortgage banking revenue from 2022 outpaced increases in all other noninterest income categories.  Lower mortgage banking activity for 2023 reflects the negative impact of higher rates on refinancing and homebuying activity, compounded by inventory issues in our local markets.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 2Q'23 vs.		For the Six Months Ended
	2Q'23	1Q'23	2Q'22	1Q'23	2Q'22	June 30, 2023	June 30, 2022	% Change
Salaries and employee benefits	$2,743	$2,752	$2,238	(0.3)%	22.6%	$5,495	$4,398	24.9%
Occupancy and equipment	399	409	396	(2.4)	0.8	808	804	0.5
Professional fees	132	135	130	(2.2)	1.5	267	276	(3.3)
Marketing	250	223	213	12.1	17.4	473	380	24.5
FDIC assessment	87	84	84	3.6	3.6	171	208	(17.8)
Software maintenance, amortization and other	294	277	285	6.1	3.2	571	527	8.3
Other	616	575	536	7.1	14.9	1,191	1,069	11.4
Total noninterest expense	$4,521	$4,455	$3,882	1.5%	16.5%	$8,976	$7,662	17.1%

Compared to the linked quarter, the increase in noninterest expense is mostly attributed to an increase in other noninterest expense (namely higher travel expense connected with conventions and conferences), higher marketing expense, and higher software maintenance, amortization and other expense.  Comparing the three and six-month periods ending June 30, 2023 and 2022, the primary driver of higher noninterest expense is salaries and employee benefits.  The Company reported 108 at June 30, 2023 compared to 100 FTEs at June 30, 2022.  In addition to higher headcount, a full quarter impact of annual raises that were effective March 1, 2023, higher group insurance costs, higher incentive accrual and fewer deferred loan costs also contributed to the overall increase.

Financial Condition

At June 30, 2023, the Company reported $821.0 million in total assets, $702.8 million in deposits, and $614.7 million in net portfolio loans. This compares to $815.2 million in total assets, $731.5 million in deposits, and $588.7 million in net portfolio loans at December 31, 2022.  Compared to December 31, 2022, the Company reported growth across all loan categories, except consumer.

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	June 30, 2023		December 31, 2022
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$205,460	33.2%	$202,263	34.0%
Residential real estate and home equity	234,486	37.8	224,211	37.6
Construction	83,704	13.5	75,151	12.6
Commercial	90,290	14.6	86,308	14.5
Consumer	5,525	0.9	7,698	1.3
Total loans	619,465	100.0%	595,631	100.0%

Net deferred loan costs	8		229
Allowance for credit losses	(4,729)		(7,145)
Loans, net	$614,744		$588,715

At June 30, 2023, the allowance for credit losses of $4.7 million, represented 0.76% of gross loans compared to $7.1 million, or 1.20% of gross loans, at December 31, 2022.  The adoption of CECL on January 1, 2023 resulted in a $2.6 million decrease in the allowance for credit losses.

Deposit balances decreased $28.7 million, or 3.9%, since December 31, 2022, and $81.8 million, or 10.4% since June 30, 2022, with declining balances in all categories, except time deposits.  Time deposit account balances increased $22.5 million, or 56.2%, since year-end, with $10.6 million of that increase attributed to public funds.  We continue to monitor our deposits closely as we manage through this rising rate environment.

Total stockholders’ equity was $74.2 million, or 9.0% of total assets, at June 30, 2023, compared to $67.1 million at December 31, 2022, or 8.2% of total assets.  Strong earnings in the first half of 2023, a $570,000 favorable change in the Company's accumulated other comprehensive income (loss), and a $1.9 million tax-effected change resulting from the adoption of CECL all contributed to higher equity, partially offset by common stock dividends of $698,000 ($0.22 per common share).  Book value per share increased from $21.19 at December 31, 2022 with 3,164,491 common shares outstanding to $23.25 at June 30, 2023, with 3,190,052 common shares outstanding.

As of June 30, 2023, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 9.98%, a 13.00% Common Equity Tier 1 Capital Ratio, a 13.00% Tier 1 Risk-Based Capital Ratio, and a 13.76% Total Risk-Based Capital Ratio.  The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank. The Line of Credit matures in August 2025 and currently has a zero outstanding balance.  As of June 30, 2023, the Company reported $35 million in FHLB advances. Year-to-date interest expense totaled $520,000 for FHLB advances and other borrowings.

Asset Quality

At June 30, 2023 the Bank had five nonaccrual loans totaling $1.39 million compared to two nonaccrual loans totaling $343,000 at December 31, 2022.  Net charge-offs totaled $350,000 for the quarter ended June 30, 2023 and the ratio of nonperforming assets as a percentage of total assets was 0.17%. The Company adopted CECL effective January 1, 2023 which resulted in a $2.6 million ($1.9 million tax-effected) decrease in the allowance for credit losses.  Management believes that the allowance for credit losses which was $4.7 million, or 0.76% of gross loans, at June 30, 2023 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of June 30, 2023, the Bank had 108 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision ("PTPP") net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Interest income:
Loans	$8,570	$8,044	$7,653	$6,755	$6,029
Debt securities	925	933	938	878	737
Other	184	222	477	649	331
Total interest income	9,679	9,199	9,068	8,282	7,097
Interest expense:
Deposits	1,917	1,533	1,137	624	415
Other borrowings	409	111	73	56	40
Total interest expense	2,326	1,644	1,210	680	455
Net interest income	7,353	7,555	7,858	7,602	6,642
Credit loss expense	325	243	289	241	731
Net interest income after credit loss expense	7,028	7,312	7,569	7,361	5,911

Noninterest income:
Service charges and fees on deposit accounts	84	85	83	78	73
Debit card/ATM revenue, net	149	151	136	132	143
Mortgage banking revenue, net	75	54	53	116	139
Income from bank-owned life insurance	96	94	94	96	94
Other income	59	57	63	61	55
Total noninterest income	463	441	429	483	504

Noninterest expense:
Salaries and employee benefits	2,743	2,752	2,862	2,367	2,238
Occupancy and equipment	399	409	404	413	396
Professional fees	132	135	114	124	130
Marketing	250	223	218	195	213
FDIC assessment	87	84	57	95	84
Software maintenance, amortization and other	294	277	325	310	285
Other	616	575	541	581	536
Total noninterest expense	4,521	4,455	4,521	4,085	3,882

Earnings before income taxes	2,970	3,298	3,477	3,759	2,533
Income taxes	713	797	835	928	566
Net earnings	$2,257	$2,501	$2,642	$2,831	$1,967

Basic earnings per common share	$0.71	$0.79	$0.83	$0.90	$0.62

Diluted earnings per common share	0.70	0.78	0.83	0.89	0.62

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	Unaudited		Unaudited
Interest income:
Loans	$8,570	$6,029	$16,614	$11,813
Debt securities	925	737	1,858	1,122
Other	184	331	406	455
Total interest income	9,679	7,097	18,878	13,390
Interest expense:
Deposits	1,917	415	3,450	818
Other borrowings	409	40	520	71
Total interest expense	2,326	455	3,970	889
Net interest income	7,353	6,642	14,908	12,501
Credit loss expense	325	731	568	360
Net interest income after credit loss expense	7,028	5,911	14,340	12,141
Noninterest income:
Service charges and fees on deposit accounts	84	73	169	141
Debit card/ATM revenue, net	149	143	300	272
Mortgage banking revenue, net	75	139	129	304
Income from bank-owned life insurance	96	94	190	189
Other income	59	55	116	116
Total noninterest income	463	504	904	1,022
Noninterest expense:
Salaries and employee benefits	2,743	2,238	5,495	4,398
Occupancy and equipment	399	396	808	804
Professional fees	132	130	267	276
Marketing	250	213	473	380
FDIC assessment	87	84	171	208
Software maintenance, amortization and other	294	285	571	527
Other	616	536	1,191	1,069
Total noninterest expense	4,521	3,882	8,976	7,662
Earnings before income taxes	2,970	2,533	6,268	5,501
Income taxes	713	566	1,510	1,293
Net earnings	$2,257	$1,967	$4,758	$4,208

Earnings per common share:
Basic	$0.71	$0.62	$1.49	$1.34
Diluted	0.70	0.62	1.48	1.32
Cash dividends per common share(1)	-	-	0.22	0.18

(1) Annual cash dividends were paid during the first quarters of 2023 and 2022.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Cash & cash equivalents	$21,799	$22,714	$39,788	$76,017	$134,122
Debt securities available for sale	126,792	129,748	129,436	131,668	133,382
Debt securities held to maturity	11,827	11,816	11,805	11,794	8,777
Loans, held for sale	6,614	8,105	7,058	8,911	10,725
Loans, net	614,744	606,128	588,715	565,877	537,566
Federal Home Loan Bank stock	1,895	1,045	463	463	463
Premises & equipment, net	7,746	7,893	8,022	8,169	8,228
Right of use lease asset	2,934	2,989	3,044	3,098	3,151
Accrued interest receivable	2,713	2,623	2,385	2,132	1,933
Bank-owned life insurance	16,722	16,626	16,532	16,438	16,342
Other assets	7,253	6,570	7,924	7,748	6,148
Total Assets	$821,039	$816,257	$815,172	$832,315	$860,837

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$189,362	$199,492	$197,987	$216,533	$210,685
Savings, NOW and money-market deposits	450,820	466,202	493,439	500,263	535,359
Time deposits	62,646	51,542	40,109	38,618	38,545
Total Deposits	702,828	717,236	731,535	755,414	784,589
Other borrowings	-	1,725	4,275	4,125	4,125
FHLB Advances	35,000	15,000	-	-	-
Official checks	1,114	1,671	4,090	1,277	776
Operating lease liability	3,111	3,159	3,208	3,256	3,303
Other liabilities	4,816	4,790	5,011	4,339	3,415
Total Liabilities	746,869	743,581	748,119	768,411	796,208
Total Stockholders' Equity	74,170	72,676	67,053	63,904	64,629
Total Liabilities and Stockholders' Equity	$821,039	$816,257	$815,172	$832,315	$860,837

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets (Unaudited)
(in thousands)
	2Q'23			1Q'23			2Q'22
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$613,318	$8,465	5.52%	$602,022	$7,958	5.29%	$514,166	$5,912	4.60%
Loans held for sale	8,466	105	4.96	7,345	86	4.68	11,174	117	4.19
Debt securities	140,699	925	2.63	141,268	933	2.64	132,562	737	2.22
Other(2)	15,646	184	4.70	19,335	222	4.59	170,320	331	0.78
Total interest-earning assets	778,129	$9,679	4.98%	769,970	$9,199	4.78%	828,222	$7,097	3.43%
Noninterest-earning assets	39,540			40,538			41,391
Total assets	$817,669			$810,508			$869,613

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$453,129	$1,585	1.40%	$482,788	$1,387	1.15%	$536,209	$357	0.27%
Time deposits	55,192	332	2.41	42,099	146	1.39	43,611	58	0.53
Total interest-bearing deposits	508,321	1,917	1.51	524,887	1,533	1.17	579,820	415	0.29
Other borrowings	32,113	409	5.09	7,301	111	6.08	4,034	40	3.97
Total interest-bearing liabilities	540,434	$2,326	1.72%	532,188	$1,644	1.24%	583,854	$455	0.31%
Noninterest-bearing deposits	195,657			198,790			213,521
Noninterest-bearing liabilities	8,231			9,074			7,345
Stockholders' equity	73,347			70,456			64,893
Total liabilities and stockholders' equity	$817,669			$810,508			$869,613

Net earning assets	$237,695			$237,782			$244,368
Net interest income		$7,353			$7,555			$6,642
Interest rate spread(3)			3.26%			3.54%			3.12%
Net interest margin(4)			3.78%			3.92%			3.21%

	For the Six Months Ended June 30,
	2023			2022
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$615,610	$16,422	5.34%	$501,783	$11,596	4.62%
Loans held for sale	7,909	192	4.86	10,864	217	3.99
Debt securities	140,982	1,858	2.64	108,459	1,122	2.07
Other(2)	17,480	406	4.65	200,167	455	0.45
Total interest-earning assets	781,981	$18,878	4.83%	821,273	$13,390	3.26%
Noninterest-earning assets	32,127			40,004
Total assets	$814,108			$861,277

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$467,877	$2,972	1.27%	$526,909	$693	0.26%
Time deposits	48,682	478	1.96	46,251	125	0.54
Total interest-bearing deposits	516,559	3,450	1.34	573,160	818	0.29
Other borrowings and FHLB advances	19,776	520	5.26	3,877	71	3.66
Total interest-bearing liabilities	536,335	$3,970	1.48%	577,037	$889	0.31%
Noninterest-bearing deposits	197,215			211,170
Noninterest-bearing liabilities	8,648			7,202
Stockholders' equity	71,910			65,868
Total liabilities and stockholders' equity	$814,108			$861,277

Net earning assets	$245,646			$244,236
Net interest income		$14,908			$12,501
Interest rate spread (3)			3.35%			2.95%
Net interest margin(4)			3.81%			3.04%

(1) Includes nonaccrual loans

(2) Other interest-earning assets includes federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock

(3) Interest rate spread is the difference between total interest-earning asset yield and the rate paid on total interest-bearing liabilities

(4) Net interest margin is net interest income divided by total average interest-earning assets, annualized on a 30/360 basis.

(5) Annualized

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Per Share Data:
Earnings per common share - Basic	$0.71	$0.79	$0.83	$0.90	0.62
Earnings per common share - Diluted	$0.70	$0.78	$0.83	$0.89	0.62
Book value per common share	$23.25	$22.81	$21.19	$20.20	20.48
Common shares outstanding	3,190,052	3,185,765	3,164,491	3,162,975	3,155,308
Weighted-average basic common shares outstanding	3,189,353	3,175,807	3,164,211	3,159,526	3,151,760
Weighted-average diluted common shares outstanding	3,201,531	3,210,012	3,198,744	3,197,282	3,189,319

Selected Performance Ratios and Other Data:
Return on average assets(1)	1.10%	1.23%	1.27%	1.32%	0.90%
Return on average equity(1)	12.31	14.20	16.36	17.19	12.13
Average yield on earning assets	4.98	4.78	4.59	4.04	3.43
Net interest margin(2)	3.78	3.92	3.98	3.71	3.21
Efficiency ratio(3)	57.84	55.72	54.56	50.53	54.32
Noninterest expense/average assets(1)	2.21	2.20	2.18	1.90	1.79

Asset Quality Data:
Nonaccrual loans	$1,391	$1,348	$343	$1,006	$349
Loans 90 days past due and still accruing	-	-	404	-	-
Total nonperforming assets	1,391	1,348	747	1,006	349
Nonperforming assets/total assets	0.17%	0.17%	0.09%	0.12%	0.04%
Loans 30-89 days past due	$826	$2,414	$2,900	$1,024	$1,597
Total loans	619,465	610,792	595,631	572,639	544,084
Loans 30-89 days past due/total loans	0.13%	0.40%	0.49%	0.18%	0.29%
Net charge-offs/average loans (1)	0.23%	-	-	-	-

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	10.14%	9.93%	9.09%	8.59%	8.14%
Common Equity Tier 1 Capital Ratio (Company)	13.22	12.82	12.25	11.98	11.95
Tier 1 Risk-Based Capital Ratio (Company)	13.22	12.82	12.25	11.98	11.95
Total Risk-Based Capital Ratio (Company)	13.97	13.58	13.39	13.09	13.06
Tangible Common Equity Ratio(4) (Company)	9.03	8.90	8.23	7.68	7.51

Tier 1 Leverage Capital Ratio (Bank)	9.98	10.13	9.70	9.07	8.61
Common Equity Tier 1 Capital Ratio (Bank)	13.00	13.07	12.90	12.62	12.61
Tier 1 Risk-Based Capital Ratio (Bank)	13.00	13.07	12.90	12.62	12.61
Total Risk-Based Capital Ratio (Bank)	13.76	13.83	14.04	13.73	13.72
Tangible Common Equity Ratio(4) (Bank)	8.87	9.10	8.73	8.15	7.96

(1) Annualized
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.
(4) Tangible Common Equity Ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, please refer to page 11.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)

	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Net Income
Net earnings (GAAP)	$2,257	$2,501	$2,642	$2,831	$1,967
Plus: Provision (credit) for credit losses	325	243	289	241	731
Plus: income taxes	713	797	835	928	566
PTPP(1) net earnings (non-GAAP)	$3,295	$3,541	$3,766	$4,000	$3,264

Earnings per Share (EPS)
Weighted average common shares, diluted	3,201,531	3,210,012	3,198,744	3,197,282	3,189,319
EPS, diluted (GAAP)	$0.70	$0.78	$0.83	$0.89	$0.62
PTPP(1) EPS, diluted (non-GAAP)	$1.03	$1.10	$1.18	$1.25	$1.02

Return on Average Assets (ROAA)(2)
Average assets	$817,669	$810,508	$828,912	$857,917	$869,613
ROAA (GAAP)	1.10%	1.23%	1.27%	1.32%	0.90%
PTPP(1) ROAA (non-GAAP)	1.61%	1.75%	1.82%	1.86%	1.50%

Return on Average Equity (ROAE)(2)
Average equity	$73,347	$70,456	$64,578	$65,891	$64,893
ROAE (GAAP)	12.31%	14.20%	16.36%	17.19%	12.13%
PTPP(1) ROAE (non-GAAP)	17.97%	20.10%	23.33%	24.28%	20.12%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$614,744	$606,128	$588,715	$565,877	$537,566
Less PPP loans	(48)	(181)	(191)	(199)	(1,023)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$614,696	$605,947	$588,524	$565,678	$536,543

Average loans, excluding loans held for sale	$613,318	$602,022	$588,727	$555,764	$514,166
Less average PPP loans	(175)	(185)	(195)	(312)	(2,876)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$613,143	$601,837	$588,532	$555,452	$511,290

Interest on loans, excluding loans held for sale	$8,465	$7,958	$7,561	$6,646	$5,912
Less interest income and earned fee income on PPP loans	(4)	3	(1)	(41)	(237)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$8,461	$7,961	$7,560	$6,605	$5,675
Growth rate over linked quarter	6.3%	5.3%	14.5%	16.4%	9.4%

Average loan yield, excluding loans held for sale (GAAP)	5.52%	5.29%	5.14%	4.78%	4.60%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	5.52%	5.29%	5.14%	4.76%	4.44%

Tangible Common Equity Ratio (Company)
Stockholders' Equity (GAAP)	$74,170	$72,676	$67,053	$63,904	$64,629
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$74,170	$72,676	$67,053	$63,904	$64,629
Total Assets (GAAP)	$821,039	$816,257	$815,172	$832,315	$860,837
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$821,039	$816,257	$815,172	$832,315	$860,837
Tangible Common Equity Ratio (non-GAAP)	9.03%	8.90%	8.23%	7.68%	7.51%

Tangible Common Equity Ratio (Bank)
Stockholders' Equity (GAAP)	$72,816	$74,287	$71,125	$67,860	$68,550
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$72,816	$74,287	$71,125	$67,860	$68,550
Total Assets (GAAP)	$820,921	$816,173	$815,142	$832,170	$860,735
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$820,921	$816,173	$815,142	$832,170	$860,735
Tangible Common Equity Ratio (non-GAAP)	8.87%	9.10%	8.73%	8.15%	7.96%

(1) Pre-tax, pre-provision

(2) Annualized

Prime Meridian Holding Company and Subsidiary

Non-GAAP Measures and Ratio Reconciliation

Year-to-Date Pre-Tax Pre-Provision Calculation (Unaudited)

(dollars in thousands except per share amounts)

	For the Six Months Ended
	June 30, 2023	June 30, 2022
Net Income
Net earnings (GAAP)	$4,758	$4,208
Plus: (credit) provision for loan losses	568	360
Plus: income taxes	1,510	1,293
PTPP(1) net earnings (non-GAAP)	$6,836	$5,861

Earnings per Share (EPS)
Weighted average common shares, diluted	3,211,095	3,188,802
EPS, diluted (GAAP)	$1.48	$1.32
PTPP(1) EPS, diluted (non-GAAP)	$2.13	$1.84

Return on Average Assets (ROAA)(2)
Average assets	$814,108	$861,277
ROAA (GAAP)	1.17%	0.98%
PTPP(1) ROAA (non-GAAP)	1.68%	1.36%

Return on Average Equity (ROAE)(2)
Average equity (GAAP)	$71,910	$65,868
ROAE (GAAP)	13.23%	12.78%
PTPP(1) ROAE (non-GAAP)	19.01%	17.80%

(1) Pre-tax, pre-provision

(2) Annualized

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Annual Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2022	2021	2020	2019	2018
Net Income
Net earnings (GAAP)	$9,681	$8,347	$4,458	$3,542	$4,042
Plus: Provision (credit) for credit losses	890	(104)	2,850	1,131	591
Plus: income taxes	3,056	2,517	1,295	1,092	1,220
PTPP(1) net earnings (non-GAAP)	$13,627	$10,760	$8,603	$5,765	$5,853

Earnings per Share (EPS)
Weighted average common shares, diluted	3,193,774	3,142,482	3,134,124	3,159,635	3,131,546
EPS, diluted (GAAP)	$3.03	$2.66	$1.42	$1.12	$1.29
PTPP(1) EPS, diluted (non-GAAP)	$4.27	$3.42	$2.74	$1.82	$1.87

Return on Average Assets (ROAA)
Average assets	$852,272	$751,576	$595,363	$456,797	$379,288
ROAA (GAAP)	1.14%	1.11%	0.75%	0.78%	1.07%
PTPP(1) ROAA (non-GAAP)	1.60%	1.43%	1.45%	1.26%	1.54%

Return on Average Equity (ROAE)
Average equity	$65,549	$65,179	$57,386	$53,172	$47,932
ROAE (GAAP)	14.77%	12.81%	7.77%	6.66%	8.43%
PTPP(1) ROAE (non-GAAP)	20.79%	16.51%	14.99%	10.84%	12.21%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$588,715	$490,198	$476,661	$337,710	$290,113
Less PPP loans	(191)	(15,172)	(66,774)	-	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$588,524	$475,026	$409,887	$337,710	$290,113

Average loans, excluding loans held for sale	$537,304	$480,606	$429,802	$309,350	$283,967
Less average PPP loans	(3,061)	(50,315)	(55,529)	-	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$534,243	$430,291	$374,273	$309,350	$283,967

Interest on loans, excluding loans held for sale	$25,803	$22,598	$19,553	$15,884	$14,215
Less interest income and earned fee income on PPP loans	(776)	(3,358)	(1,725)	-	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$25,027	$19,240	$17,828	$15,884	$14,215

Average loan yield, excluding loans held for sale (GAAP)	4.80%	4.70%	4.55%	5.13%	5.01%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.68%	4.47%	4.76%	5.13%	5.01%

(1) Pre-tax, pre-provision

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com